Exhibit 11.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation of our audit report on the annual financial statements of FISYN FUND II, LLC. (the “Company”), as of December 31, 2024, and of our report dated April 14, 2025, included in the Company’s Offering Statement on Form 1-A.

Brickstone & Associates, LLC Ashburn, Virginia
January 15, 2026